UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 20, 2008
(Date of earliest event reported)
John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland	000-30502	94-6542723
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Station Street, Suite 345
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
(440) 255-6325
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 20, 2008, John D. Oil and Gas Company (the “Company”) granted a warrant to purchase 50,000 shares of the Company’s common stock (the “Warrant”) to Richard M. Osborne in return for Mr. Osborne providing collateral for the Company’s credit facility with RBA Citizens, N.A., d/b/a Charter One. Mr. Osborne is the Company’s chief executive officer and chairman of the board. The Warrant has an exercise price of $1.00 per share and a term of five years.
The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the full and complete terms of the Warrant, which is attached to this current report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     10.1 Common Stock Purchase Warrant, dated June 20, 2008, granted to Richard M. Osborne

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company

By: Name: Title:	/s/ C. Jean Mihitsch C. Jean Mihitsch Chief Financial Officer
Dated: June 23, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Common Stock Purchase Warrant, dated June 20, 2008, granted to Richard M. Osborne